IndyMac INDX Mortgage Loan Trust 2006-AR12


                               Final Term Sheet


                          [IndyMac Bank, F.S.B. LOGO]


                          $304,376,000 (Approximate)


                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED JULY 29, 2006
                  IndyMac INDX Mortgage Loan Trust 2006-AR12

Distributions are payable monthly on the 25th day of each month, beginning August 25, 2006

                             --------------------

         The following classes of certificates that are offered pursuant to this free writing prospectus:

                Initial Class       Pass-Through                    Initial Class       Pass-Through
  Class    Certificate Balance (1)    Rate (2)        Class    Certificate Balance (1)    Rate (2)
---------  -----------------------  ------------    ---------  -----------------------  ------------
Class A-1     $        167,114,400  Floating        Class M-2      $         8,310,000  Floating
---------  -----------------------  ------------    ---------  -----------------------  ------------
Class A-2     $         69,631,000  Floating        Class M-3      $         3,385,000  Floating
---------  -----------------------  ------------    ---------  -----------------------  ------------
Class A-3     $         41,778,600  Floating        Class M-4      $         1,539,000  Floating
---------  -----------------------  ------------    ---------  -----------------------  ------------
Class M-1     $         12,618,000  Floating
---------  -----------------------  ------------

(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

                                    Summary


Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR12, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06AC, and its telephone number is (714) 247-6000.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of July 1, 2006 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of July 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about July 27, 2006.

The Mortgage Loans:

The mortgage pool will consist primarily of 30- and 40- year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans bear adjustable interest rates based on the 1-year MTA index, which is a 12-month moving average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
      Principal Balance............$307,761,379.16
   Geographic
      Concentrations in
      excess of 10%:
      California............................52.06%
   Weighted Average
      Original LTV Ratio....................72.84%
   Weighted Average
      Mortgage Rate.........................3.616%
   Range of Mortgage Rates........1.000% to 9.232%
   Average Current
      Principal Balance................$343,100.76
   Range of
      Current Principal
      Balances.........$35,926.94 to $1,690,000.00
   Weighted Average
      Remaining Term to
      Maturity..........................386 months
   Weighted Average FICO
      Credit Score.............................696
   Weighted Average Gross
      Margin................................3.364%
   Weighted Average
      Maximum Mortgage
      Rate..................................9.986%
   Weighted Average
      Minimum Mortgage
      Rate..................................3.360%
   Range of Months to Next
      Mortgage Rate
      Adjustment........................one to two
   Range of Months to Next
      Payment Adjustment...................3 to 62
   Initial Fixed Payment Period
          12 Months.........................73.41%
          60 Months.........................26.59%
   Negative Amortization
      Limit
          110%..............................89.70%
          115%..............................10.30%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                  Initial
                                   Class
                                Certificate                                                    Final Scheduled
            Class               Balance (1)             Principal Type         Interest Type  Distribution Date
 -----------------------------  ----------------  ---------------------------  -------------  ------------------
 Offered Certificates
 A-1..........................      $167,114,400      Senior/Super Senior      Variable Rate  September 25, 2046
 A-2..........................       $69,631,000  Senior/Super Senior/Support  Variable Rate  September 25, 2046
 A-3..........................       $41,778,600         Senior/Support        Variable Rate  September 25, 2046
 M-1..........................       $12,618,000          Subordinate          Variable Rate  September 25, 2046
 M-2..........................        $8,310,000          Subordinate          Variable Rate  September 25, 2046
 M-3..........................        $3,385,000          Subordinate          Variable Rate  September 25, 2046
 M-4..........................        $1,539,000          Subordinate          Variable Rate  September 25, 2046
 Non-Offered Certificates (4)
 Class P......................      N/A                       N/A                                    N/A
 Class C......................      N/A                       N/A                                    N/A
 Class R......................      N/A                       N/A                                    N/A

                                    Modeled Final
            Class               Distribution Date (2)  Initial Rating S&P/ Moody's (3)
 -----------------------------  ---------------------  -------------------------------
 Offered Certificates
 A-1..........................    September 25, 2014               AAA/Aaa
 A-2..........................    September 25, 2014               AAA/Aaa
 A-3..........................    September 25, 2014               AAA/Aaa
 M-1..........................    September 25, 2014               AA/Aa1
 M-2..........................    September 25, 2014                A/A2
 M-3..........................    September 25, 2014              BBB/Baa2
 M-4..........................    September 25, 2014              BBB-/Baa3
 Non-Offered Certificates (4)
 Class P......................           N/A
 Class C......................           N/A
 Class R......................           N/A


(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR, (b) modeling assumptions used in this free writing prospectus and (c) assuming the optional termination is exercised by the servicer at the earliest possible distribution date.

(4) The offered certificates will not be offered unless they are assigned not lower than the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(5) The Class P, Class C and Class R Certificates are not offered by this free writing prospectus. The Class P Certificates will be entitled to any prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. The Class R Certificate is a REMIC tax residual. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                      Pass-Through Rate        Pass-Through Rate
                                                   Before and Including the        After the
                            Initial Pass-Through           Optional                Optional
           Class                  Rate (1)           Termination Date (2)    Termination Date (3)  Interest Accrual Period
 -------------------------  ---------------------  ------------------------  --------------------  -----------------------
 Offered Certificates
 A-1......................                 5.520%     LIBOR + 0.190%(4)        LIBOR + 0.380%(4)             (5)
 A-2......................                 5.560%     LIBOR + 0.230%(4)        LIBOR + 0.460%(4)             (5)
 A-3......................                 5.600%     LIBOR + 0.270%(4)        LIBOR + 0.540%(4)             (5)
 M-1......................                 5.700%     LIBOR + 0.370%(4)        LIBOR + 0.555%(4)             (5)
 M-2......................                 5.880%     LIBOR + 0.550%(4)        LIBOR + 0.825%(4)             (5)
 M-3......................                 6.780%     LIBOR + 1.450%(4)        LIBOR + 2.175%(4)             (5)
 M-4......................                 7.080%     LIBOR + 1.750%(4)        LIBOR + 2.625%(4)             (5)
 Non-Offered Certificates
 (7)
 P........................                    N/A                   N/A            N/A(7)                    (7)
 C........................                    N/A                   N/A            N/A(7)                    (7)
 R........................                    N/A                   N/A            N/A(7)                    (7)


                            Interest Accrual
           Class               Convention
 -------------------------  ----------------
 Offered Certificates
 A-1......................   Actual/360 (6)
 A-2......................   Actual/360 (6)
 A-3......................   Actual/360 (6)
 M-1......................   Actual/360 (6)
 M-2......................   Actual/360 (6)
 M-3......................   Actual/360 (6)
 M-4......................   Actual/360 (6)
 Non-Offered Certificates
 (7)
 P........................        N/A
 C........................        N/A
 R........................        N/A

 --------------------------
(1)   Reflects the expected pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(3) Reflects the Pass-Through Rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The pass-through rates on the LIBOR Certificates adjust monthly based on the level of one-month LIBOR, subject to the net rate cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates -
      Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7) The Class P, Class C and Class R Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation              Class of Certificates
----------------   ---------------------------------------
     Senior        Class A-1, Class A-2 and Class A-3
   Certificates:   Certificates

  Super Senior     Class A-1 and Class A-2 Certificates
   Certificates:

 Senior Support    Class A-2 and Class A-3 Certificates
   Certificates:

  Subordinated     Class M-1, Class M-2, Class M-3 and
   Certificates:   Class M-4 Certificates

      LIBOR        Senior and Subordinated Certificates
   Certificates:

     Offered       Class A-1, Class A-2, Class A-3, Class
   Certificates:   M-1, Class M-2, Class M-3 and Class M-4
                   Certificates

   Non-offered     Class P, Class C and Class R
   Certificates:   Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P Certificates will be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates.

The Class C and Class P Certificates are not offered by this free writing prospectus.

Effect of negative amortization. If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest. For any distribution date, the excess, if any, of (i) the deferred interest with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments received with respect to all mortgage loans during the related prepayment period (referred to in this free writing prospectus as the "net deferred interest"), will be deducted from the interest distributions to the certificates as described in this free writing prospectus. The amount deducted from the interest distributable to a class of certificates will be added to the class certificate balance of that class.

Record Date

The business day immediately preceding a distribution date or, if the offered certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date. Denominations $25,000 and multiples of $1,000 in excess thereof.

Registration of Offered Certificates

Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for August 25, 2006.

Interest Distributions

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates and (2) the net rate cap for that distribution date. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity.

The amount of interest distributable on a distribution date with respect to the certificates will be reduced by the amount of net deferred interest on the mortgage loans for that distribution date, as described under "Description of the Certificates - Interest" in this free writing prospectus.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date due to the application of the net rate cap) will be payable from excess cashflow as and to the extent described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "interest remittance amount." The interest remittance amount for any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o the interest portion of monthly payments on the mortgage loans less the expense fees;

o     interest collected in connection with prepayments of the mortgage loans;

o     interest amounts advanced by the servicer;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans;

o liquidation proceeds of the mortgage loans (to the extent allocable to interest); and

o the lesser of (1) the aggregate amount of principal prepayments on the mortgage loans and (2) the deferred interest on the mortgage loans.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o     the principal portion of monthly payments on the mortgage loans;

o     principal advances by the servicer;

o     the excess of (1) the principal prepayments on the mortgage loans over
      (2) the deferred interest on the mortgage loans;

o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan; and

o liquidation proceeds of the mortgage loans (to the extent allocable to principal).


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

         first, concurrently, to each class of senior certificates, current interest and interest carry forward amounts, subject to the allocations set forth under "Description of the Certificates--Distributions--Interest;"

         second, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due and any interest carry forward amount from previous distributions dates for each class for that distribution date, subject to the allocations set forth under "Description of the Certificates--Distributions--Interest" in this free writing prospectus; and

         third, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Interest" below.

Priority of Principal Distributions

General
-------

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the later of (1) the distribution date in August 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to
            (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

      o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will be in effect if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

      Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally, for any distribution date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related due period, including any net prepayments collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus any overcollateralization release amount for such distribution date.

Effect of the Stepdown Date If a Trigger Event is Not in Effect
---------------------------------------------------------------

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the classes of subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order, until the aggregate class certificate balance of the certificates is reduced to the target amount for that distribution date:

         first, concurrently, to the classes of the senior certificates, pro rata, until their respective class certificate balances are reduced to zero;

         second, sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

         third, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

         first, concurrently, to the classes of senior certificates, pro rata, until the senior certificates have been paid to meet certain credit enhancement targets;

         second, from the remaining principal distribution amount, sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until each such class has been paid to meet certain credit enhancement targets; and

         third, as part of the excess cashflow.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess interest, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $3,385,379, which represents approximately 1.10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the trust expenses, will be used to reduce the aggregate class certificate balance of the certificates, until the required level of overcollateralization has been achieved, and to maintain the required levels, once they have been met.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Application of Excess Cashflow

      The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

         first, to the certificates, as principal, generally in accordance with the priorities summarized under "Priority of Principal Distributions" above;

         second, first, to the classes of senior certificates, pro rata by unpaid realized loss amount, and second, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, as unpaid realized loss amounts;

         third, (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amount to the extent needed to pay any unpaid net rate carryover for each such class; and (ii), sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, to pay any unpaid net rate carryover for each such class; and

         fourth, to the Class C and Class R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates. If the applicable subordination is insufficient to absorb losses, then additional losses on the mortgage loans will reduce the class certificate balances of senior certificates, sequentially, to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                            Mortgage Rates for the Mortgage Loans(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Percent of                                                     Weighted
                                                          Aggregate                                                      Average
                                                          Principal   Average Current      Weighted       Weighted       Current
Range of               Number of    Aggregate Principal    Balance       Principal          Average     Average FICO  Loan-to-Value
Mortgage Rates (%)  Mortgage Loans  Balance Outstanding  Outstanding      Balance        Mortgage Rate  Credit Score      Ratio
------------------  --------------  -------------------  -----------  ----------------   -------------  ------------  -------------
0.501 - 1.000.....           4        $      894,250.00      0.29%         $223,562.50        1.000%          676         75.25%
1.001 - 1.500.....         155            52,951,314.06     17.21           341,621.38        1.419           719         64.83
1.501 - 2.000.....         178            63,372,774.10     20.59           356,026.82        1.798           688         77.77
2.001 - 2.500.....         182            56,195,911.35     18.26           308,768.74        2.311           702         68.69
2.501 - 3.000.....         122            39,684,922.00     12.89           325,286.25        2.734           699         76.13
3.001 - 3.500.....          36            10,179,441.23      3.31           282,762.26        3.267           674         74.73
3.501 - 4.000.....           9             2,900,500.00      0.94           322,277.78        3.673           700         72.27
4.001 - 4.500.....           3               853,000.00      0.28           284,333.33        4.163           665         87.97
4.501 - 5.000.....           1               396,000.00      0.13           396,000.00        4.700           691         80.00
6.001 - 6.500.....           1               598,679.28      0.19           598,679.28        6.482           724         60.00
6.501 - 7.000.....          15             6,824,740.77      2.22           454,982.72        6.773           737         70.71
7.001 - 7.500.....          33            13,508,298.61      4.39           409,342.38        7.249           707         72.20
7.501 - 8.000.....          73            26,223,578.01      8.52           359,227.10        7.770           704         73.94
8.001 - 8.500.....          29            10,944,291.39      3.56           377,389.36        8.278           656         76.31
8.501 - 9.000.....          55            22,102,187.97      7.18           401,857.96        8.665           651         79.33
9.001 - 9.500.....           1               131,490.39      0.04           131,490.39        9.232           639         80.00
                    ---------------------------------------------------------------------------------------------------------------
     Total........         897        $  307,761,379.16    100.00%         $343,100.76        3.616%          696         72.84%
                    ===============   =================  ============  ===============   ==============  ============   ===========
------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 3.616% per annum.

                                    Current Principal Balances for the Mortgage Loans(1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal   Average Current     Weighted       Weighted
Range of Current Mortgage Loan     Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Principal Balances ($)          Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
------------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
0.01 - 50,000.00..............           1       $        35,926.94      0.01%       $   35,926.94       7.982%          653
50,000.01 - 100,000.00........          16             1,323,287.50      0.43            82,705.47       2.594           703
100,000.01 - 150,000.00.......          52             6,647,984.74      2.16           127,845.86       3.534           705
150,000.01 - 200,000.00.......         128            22,598,928.35      7.34           176,554.13       2.995           702
200,000.01 - 250,000.00.......         126            28,579,677.88      9.29           226,822.84       2.966           698
250,000.01 - 300,000.00.......         110            30,482,058.57      9.90           277,109.62       3.063           698
300,000.01 - 350,000.00.......         110            35,845,056.20     11.65           325,864.15       3.523           691
350,000.01 - 400,000.00.......         101            37,997,360.14     12.35           376,211.49       3.812           691
400,000.01 - 450,000.00.......          64            27,419,467.97      8.91           428,429.19       4.474           688
450,000.01 - 500,000.00.......          56            26,604,841.97      8.64           475,086.46       3.821           682
500,000.01 - 550,000.00.......          32            16,833,731.07      5.47           526,054.10       3.396           694
550,000.01 - 600,000.00.......          29            16,580,606.38      5.39           571,745.05       4.136           704
600,000.01 - 650,000.00.......          25            15,807,230.54      5.14           632,289.22       2.920           702
650,000.01 - 700,000.00.......          16            10,778,138.69      3.50           673,633.67       3.796           705
700,000.01 - 750,000.00.......           6             4,341,439.59      1.41           723,573.27       2.732           725
750,000.01 - 800,000.00.......           4             3,093,431.62      1.01           773,357.91       7.317           696
800,000.01 - 850,000.00.......           3             2,476,392.53      0.80           825,464.18       5.580           685
850,000.01 - 900,000.00.......           1               852,476.60      0.28           852,476.60       8.682           659
900,000.01 - 950,000.00.......           4             3,693,756.92      1.20           923,439.23       6.498           682
950,000.01 - 1,000,000.00.....           4             3,900,630.27      1.27           975,157.57       5.022           683
1,000,000.01 - 1,250,000.00...           5             5,678,954.69      1.85         1,135,790.94       3.746           747
1,250,000.01 - 1,500,000.00...           3             4,500,000.00      1.46         1,500,000.00       1.417           722
1,500,000.01 - 2,000,000.00...           1             1,690,000.00      0.55         1,690,000.00       2.650           739
                                -----------------------------------------------------------------------------------------------
     Total....................         897       $   307,761,379.16    100.00%       $  343,100.76       3.616%          696
                                ==============  ===================  ===========  ================  =============  ============

                                --------------
                                  Weighted
                                   Average
                                   Current
Range of Current Mortgage Loan  Loan-to-Value
Principal Balances ($)              Ratio
------------------------------  -------------
0.01 - 50,000.00..............      90.00%
50,000.01 - 100,000.00........      64.44
100,000.01 - 150,000.00.......      66.88
150,000.01 - 200,000.00.......      67.08
200,000.01 - 250,000.00.......      72.04
250,000.01 - 300,000.00.......      72.65
300,000.01 - 350,000.00.......      74.44
350,000.01 - 400,000.00.......      74.17
400,000.01 - 450,000.00.......      73.48
450,000.01 - 500,000.00.......      76.50
500,000.01 - 550,000.00.......      78.21
550,000.01 - 600,000.00.......      74.47
600,000.01 - 650,000.00.......      73.97
650,000.01 - 700,000.00.......      70.84
700,000.01 - 750,000.00.......      73.89
750,000.01 - 800,000.00.......      68.63
800,000.01 - 850,000.00.......      72.87
850,000.01 - 900,000.00.......      78.50
900,000.01 - 950,000.00.......      74.32
950,000.01 - 1,000,000.00.....      65.42
1,000,000.01 - 1,250,000.00...      70.09
1,250,000.01 - 1,500,000.00...      52.75
1,500,000.01 - 2,000,000.00...      76.82
                                -------------
     Total....................      72.84%
                                =============

------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $343,100.76

                                     Original Loan-to-Value Ratios for the Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                      Percent of
                                                                       Aggregate
                                                                       Principal   Average Current     Weighted       Weighted
Range of Original Loan-to-Value     Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Ratios (%)                       Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
-------------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
0.000 - 50.000.................          55         $  14,427,845.63      4.69%         $262,324.47       2.486%          736
50.001 - 60.000................          81            27,689,235.55      9.00           341,842.41       2.946           701
60.001 - 70.000................         147            48,647,559.41     15.81           330,935.78       3.141           699
70.001 - 75.000................         159            54,968,298.76     17.86           345,712.57       3.704           692
75.001 - 80.000................         435           156,755,087.82     50.93           360,356.52       3.869           693
80.001 - 90.000................          14             3,849,850.06      1.25           274,989.29       6.449           673
90.001 - 95.000................           6             1,423,501.93      0.46           237,250.32       5.359           709
                                 -----------------------------------------------------------------------------------------------
     Total.....................         897         $ 307,761,379.16    100.00%         $343,100.76       3.616%          696
                                 ==============  ===================  ===========  ================  =============  ============

                                 -------------
                                   Weighted
                                    Average
                                    Current
Range of Original Loan-to-Value  Loan-to-Value
Ratios (%)                           Ratio
-------------------------------  -------------
0.000 - 50.000.................      41.01%
50.001 - 60.000................      56.07
60.001 - 70.000................      66.85
70.001 - 75.000................      74.10
75.001 - 80.000................      79.58
80.001 - 90.000................      88.00
90.001 - 95.000................      94.99
                                 -------------
     Total.....................      72.84%
                                 =============

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ration of the Mortgage Loans was approximately 72.84%.

                                    Original Term To Stated Maturity for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------------
                                                                       Percent of
                                                                        Aggregate
                                                                        Principal   Average Current     Weighted       Weighted
Original Term to Stated Maturity     Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
(months)                          Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
--------------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
360..............................        693          $237,919,236.57     77.31%         $343,317.80       3.943%          694
480..............................        204            69,842,142.59     22.69           342,363.44       2.501           703
                                  -----------------------------------------------------------------------------------------------
     Total.......................        897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                                  ==============  ===================  ===========  ================  =============  ============

                                  -------------
                                    Weighted
                                     Average
                                     Current
Original Term to Stated Maturity  Loan-to-Value
(months)                              Ratio
--------------------------------  -------------
360..............................     72.82%
480..............................     72.93
                                  -------------
     Total.......................     72.84%
                                  =============


                             Remaining Terms to Stated Maturity for the Mortgage Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                          Percent of
                                                                           Aggregate
                                                                           Principal   Average Current     Weighted
Remaining Terms to Stated Maturity      Number of    Aggregate Principal    Balance       Principal         Average
(months)                             Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate
-----------------------------------  --------------  -------------------  -----------  ----------------  -------------
350................................           1         $     453,259.66      0.15%         $453,259.66       7.682%
351................................           2             1,015,533.22      0.33           507,766.61       7.737
352................................           2               835,283.25      0.27           417,641.63       8.104
353................................          17             7,399,370.97      2.40           435,257.12       8.231
354................................          25            10,652,911.89      3.46           426,116.48       8.266
355................................          25            10,284,695.90      3.34           411,387.84       8.544
356................................          17             6,378,215.11      2.07           375,189.12       8.512
357................................          15             4,870,178.38      1.58           324,678.56       7.981
358................................          19             7,709,994.33      2.51           405,789.18       7.508
359................................          73            27,461,523.18      8.92           376,185.25       7.416
360................................         497           160,858,270.68     52.27           323,658.49       2.042
477................................           1               299,061.80      0.10           299,061.80       7.532
478................................           1               124,414.22      0.04           124,414.22       7.482
479................................           9             2,848,824.51      0.93           316,536.06       7.824
480................................         193            66,569,842.06     21.63           344,921.46       2.241
                                     ---------------------------------------------------------------------------------
     Total.........................         897          $307,761,379.16    100.00%         $343,100.76       3.616%
                                     ==============  ===================  ===========  ================  =============

                                     ---------------------------
                                                       Weighted
                                                        Average
                                       Weighted       Current
Remaining Terms to Stated Maturity   Average FICO  Loan-to-Value
(months)                             Credit Score      Ratio
-----------------------------------  ------------  -------------
350................................        631         90.00%
351................................        664         56.54
352................................        631         80.00
353................................        656         78.61
354................................        665         76.57
355................................        662         78.71
356................................        653         79.4
357................................        670         72.95
358................................        713         76.17
359................................        715         71.62
360................................        699         71.72
477................................        674         66.67
478................................        700         69.22
479................................        710         75.75
480................................        703         72.84
                                     ---------------------------
     Total.........................        696         72.84%
                                     ============  =============

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 386 months.

                             Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                           Percent of                                                    Weighted
                                                            Aggregate                                                     Average
                                                            Principal   Average Current     Weighted       Weighted       Current
                         Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Geographic Area       Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
--------------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
Alaska..............           4        $    1,211,400.00      0.39%         $302,850.00       1.894%          725         75.54%
Arizona.............          24             7,107,856.49      2.31           296,160.69       3.073           718         65.00
California..........         397           160,212,788.51     52.06           403,558.66       3.967           695         72.82
Colorado............          11             4,506,919.84      1.46           409,719.99       4.704           707         73.32
Connecticut.........           8             2,986,253.07      0.97           373,281.63       6.305           704         66.44
Delaware............           6             1,482,920.00      0.48           247,153.33       2.168           737         72.99
District of Columbia           4             1,346,230.19      0.44           336,557.55       3.959           684         67.47
Florida.............         112            27,329,837.98      8.88           244,016.41       3.450           696         74.63
Georgia.............           9             2,304,354.88      0.75           256,039.43       2.875           700         78.00
Hawaii..............          18             8,756,231.79      2.85           486,457.32       3.266           703         69.21
Idaho...............           3               490,120.00      0.16           163,373.33       2.425           742         71.32
Illinois............          12             3,943,948.45      1.28           328,662.37       3.088           683         66.46
Indiana.............           1               562,000.00      0.18           562,000.00       1.500           679         64.60
Iowa................           1               174,000.00      0.06           174,000.00       1.500           713         69.60
Louisiana...........           1               176,000.00      0.06           176,000.00       1.700           793         80.00
Maine...............           2               448,650.00      0.15           224,325.00       2.053           715         77.84
Maryland............          29             7,296,361.55      2.37           251,598.67       3.159           693         72.91
Massachusetts.......           7             2,518,559.12      0.82           359,794.16       3.363           720         70.10
Michigan............           7             1,616,037.80      0.53           230,862.54       4.267           691         79.05
Minnesota...........          10             2,245,720.00      0.73           224,572.00       2.107           711         78.53
Missouri............           3               775,976.44      0.25           258,658.81       5.293           706         70.34
Nevada..............          20             6,966,024.43      2.26           348,301.22       3.616           702         74.51
New Hampshire.......           1               295,000.00      0.10           295,000.00       2.200           690         66.59
New Jersey..........          52            17,235,228.91      5.60           331,446.71       2.650           687         74.28
New Mexico..........           4               808,589.68      0.26           202,147.42       3.323           723         72.36
New York............          45            15,702,792.49      5.10           348,950.94       2.861           687         68.78
Ohio................           5             1,310,600.00      0.43           262,120.00       2.455           729         76.33
Oregon..............           8             1,754,548.70      0.57           219,318.59       3.123           690         75.13
Pennsylvania........           9             1,540,902.47      0.50           171,211.39       2.934           677         76.89
Rhode Island........           3               827,200.00      0.27           275,733.33       1.632           744         77.57
South Carolina......           3             1,676,250.00      0.54           558,750.00       2.228           672         75.17
Tennessee...........           1                35,926.94      0.01            35,926.94       7.982           653         90.00
Texas...............           5             1,414,640.00      0.46           282,928.00       1.911           721         76.81
Utah................           6             1,137,053.35      0.37           189,508.89       2.244           698         73.98
Virginia............          45            14,040,298.83      4.56           312,006.64       3.792           696         75.82
Washington..........          18             5,012,543.03      1.63           278,474.61       2.820           697         76.87
Wisconsin...........           2               387,200.00      0.13           193,600.00       2.056           713         80.00
Wyoming.............           1               124,414.22      0.04           124,414.22       7.482           700         69.22
                      ----------------------------------------------------------------------------------------------------------
     Total..........         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
                      ==============  ===================  ===========  ================  =============  ============  =============

                                     Mortgagors' FICO Scores for the Mortgage Loans(1)
-----------------------------------------------------------------------------------------------------------------------------
                                                    Percent of                                                    Weighted
                                                     Aggregate                                                     Average
                                                     Principal   Average Current     Weighted       Weighted       Current
Range of FICO     Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Credit Scores  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
-------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
620 - 639....          73         $  22,838,479.60      7.42%         $312,855.88       5.277%          629         77.04%
640 - 659....         134            46,724,280.76     15.18           348,688.66       4.880           650         74.61
660 - 679....         174            61,031,212.21     19.83           350,754.09       3.482           670         74.37
680 - 699....         140            48,569,485.32     15.78           346,924.90       3.130           688         72.50
700 - 719....         110            36,951,502.07     12.01           335,922.75       3.220           709         72.06
720 - 739....          81            29,653,196.09      9.64           366,088.84       2.662           728         71.05
740 - 759....          80            26,513,116.78      8.61           331,413.96       3.268           750         69.51
760 - 779....          65            21,790,152.35      7.08           335,233.11       2.942           769         71.77
780 - 799....          26            10,183,491.85      3.31           391,672.76       3.779           788         69.91
800 - 819....          14             3,506,462.13      1.14           250,461.58       3.584           805         63.87
               --------------------------------------------------------------------------------------------------------------
     Total...         897         $ 307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
               ==============  ===================  ===========  ================  =============  ============  =============

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 696.

                              Types of Mortgaged Properties for the Mortgage Loans
-----------------------------------------------------------------------------------------------------------------
                                                                     Percent of
                                                                      Aggregate
                                                                      Principal   Average Current     Weighted
                                   Number of    Aggregate Principal    Balance       Principal         Average
Property Type                   Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate
------------------------------  --------------  -------------------  -----------  ----------------  -------------
Single Family Residence.......         641          $212,387,245.29     69.01%         $331,337.36       3.697%
Low-Rise Condominium..........          58            17,123,227.16      5.56           295,228.05       3.574
Two-Family Residence..........          30            11,546,034.96      3.75           384,867.83       3.262
Planned Unit Development (PUD)         156            62,669,283.46     20.36           401,726.18       3.370
Three-Family Residence........           1               290,500.00      0.09           290,500.00       3.450
Four-Family Residence.........           3             1,258,019.74      0.41           419,339.91       4.235
High-Rise Condominium.........           8             2,487,068.55      0.81           310,883.57       4.467
                                ---------------------------------------------------------------------------------
     Total....................         897          $307,761,379.16    100.00%         $343,100.76       3.616%
                                ===============  ==================  ===========  ================  =============

                                ---------------------------
                                                Weighted
                                                 Average
                                  Weighted       Current
                                Average FICO  Loan-to-Value
Property Type                   Credit Score      Ratio
------------------------------  ------------  -------------
Single Family Residence.......        694         72.32%
Low-Rise Condominium..........        703         74.82
Two-Family Residence..........        695         69.34
Planned Unit Development (PUD)        703         74.63
Three-Family Residence........        667         70.00
Four-Family Residence.........        725         66.24
High-Rise Condominium.........        704         78.70
                                ---------------------------
     Total....................        696         72.84%
                                ============  =============


                                          Purposes of the Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------
                                                             Percent of
                                                              Aggregate
                                                              Principal   Average Current     Weighted       Weighted
                          Number of    Aggregate Principal     Balance       Principal         Average     Average FICO
Loan Purpose           Mortgage Loans  Balance Outstanding   Outstanding      Balance       Mortgage Rate  Credit Score
---------------------  --------------  -------------------   -----------  ----------------  -------------  ------------
Refinance (Cash Out).         595           $195,540,007.37     63.54%         $328,638.67       3.851%          692
Refinance (Rate/Term)         155             54,248,191.89     17.63           349,988.33       3.323           696
Purchase.............         147             57,973,179.90     18.84           394,375.37       3.095           711
                       ------------------------------------------------------------------------------------------------
     Total...........         897           $307,761,379.16    100.00%         $343,100.76       3.616%          696
                       ==============  ====================  ===========  ================  =============  ============

--------------------------------------
                           Weighted
                            Average
                            Current
                         Loan-to-Value
Loan Purpose                 Ratio
---------------------  ---------------
Refinance (Cash Out).        71.06%
Refinance (Rate/Term)        73.41
Purchase.............        78.35
                       ---------------
     Total...........        72.84%
                       ===============

                                           Occupancy Types for the Mortgage Loans(1)
------------------------------------------------------------------------------------------------------------------------------
                                                     Percent of                                                    Weighted
                                                      Aggregate                                                     Average
                                                      Principal   Average Current     Weighted       Weighted       Current
                   Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Occupancy Type  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
--------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
Investment....          33            $8,113,532.61      2.64%         $245,864.62       5.840%          715         67.77%
Primary Home..         846           294,446,232.25     95.67           348,045.19       3.518           695         72.99
Second Home...          18             5,201,614.30      1.69           288,978.57       5.694           719         72.32
                --------------------------------------------------------------------------------------------------------------
     Total....         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
                ==============  ===================  ===========  ================  =============  ============  =============

------------
(1) Based upon representations of the related mortgagors at the time of origination.

                                             Loan Documentation Type for the Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Percent of                                                    Weighted
                                                          Aggregate                                                     Average
                                                          Principal   Average Current     Weighted       Weighted       Current
                       Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Type of Program     Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
------------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
Full/Alt..........          79           $23,141,648.25      7.52%         $292,932.26       3.023%          702         76.12%
No Income/No Asset         274            89,464,354.94     29.07           326,512.24       3.702           702         67.86
No ratio..........          10             4,561,952.28      1.48           456,195.23       8.32            648         74.65
Stated Income.....         526           188,785,198.95     61.34           358,907.22       3.527           694         74.89
FastForward.......           7             1,371,629.46      0.45           195,947.07       3.068           740         52.89
No Doc............           1               436,595.28      0.14           436,595.28       8.382           678         79.45
                    --------------------------------------------------------------------------------------------------------------
     Total........         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
                    ==============  ===================  ===========  ================  =============  ============  =============

                                                                 Loan Age for the Mortgage Loans(1)
---------------------------------------------------------------------------------------------------------------------------------
                                                        Percent of                                                    Weighted
                                                         Aggregate                                                     Average
                                                         Principal   Average Current     Weighted       Weighted       Current
                     Number of     Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Loan Age (months)  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
-----------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
0................        690           $227,428,112.74     73.90%         $329,605.96       2.100%          700         72.05%
1................         82             30,310,347.69      9.85           369,638.39       7.454           714         72.00
2................         20              7,834,408.55      2.55           391,720.43       7.507           713         76.06
3................         16              5,169,240.18      1.68           323,077.51       7.955           670         72.58
4................         17              6,378,215.11      2.07           375,189.12       8.512           653         79.40
5................         25             10,284,695.90      3.34           411,387.84       8.544           662         78.71
6................         25             10,652,911.89      3.46           426,116.48       8.266           665         76.57
7................         17              7,399,370.97      2.40           435,257.12       8.231           656         78.61
8................          2                835,283.25      0.27           417,641.63       8.104           631         80.00
9................          2              1,015,533.22      0.33           507,766.61       7.737           664         56.54
10...............          1                453,259.66      0.15           453,259.66       7.682           631         90.00
                   --------------------------------------------------------------------------------------------------------------
     Total.......        897           $307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
                   ==============  ===================  ===========  ================  =============  ============  =============

------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.

                                          Prepayment Charge Terms of the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------------
                                                        Percent of                                                    Weighted
                                                         Aggregate                                                     Average
                                                         Principal   Average Current     Weighted       Weighted       Current
Prepayment Charge     Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Term (months)      Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
-----------------  --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
None.............          71           $26,217,526.21      8.52%         $369,260.93      4.275%           709         67.83%
12 Months-Hard...          86            33,622,157.20     10.92           390,955.32      4.162            701         73.21
12 Months-Soft...          26            12,745,807.15      4.14           490,223.35      2.316            716         72.21
36 Months-Hard...         711           233,836,997.49     75.98           328,884.67      3.512            693         73.43
36 Months-Soft...           3             1,338,891.11      0.44           446,297.04      7.527            676         65.16
                   --------------------------------------------------------------------------------------------------------------
     Total.......         897          $307,761,379.16    100.00%         $343,100.76      3.616%           696         72.84%
                   ==============  ===================  ===========  ================  =============  ============  =============

                                                               Gross Margins for the Mortgage Loans(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                 Percent of
                                                                  Aggregate
                                                                  Principal   Average Current     Weighted       Weighted
                               Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Range of Gross Margins (%)  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
--------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
1.501 - 2.000.............           1            $1,221,000.00      0.40%       $1,221,000.00       1.500%          780
2.001 - 2.500.............          25            13,407,965.03      4.36           536,318.60       3.462           730
2.501 - 3.000.............         121            49,676,579.70     16.14           410,550.25       3.022           715
3.001 - 3.500.............         454           145,722,607.20     47.35           320,974.91       2.801           704
3.501 - 4.000.............         221            68,880,096.13     22.38           311,674.64       3.960           676
4.001 - 4.500.............          73            28,325,640.71      9.20           388,022.48       8.130           653
4.501 - 5.000.............           2               527,490.39      0.17           263,745.20       5.830           678
                            -----------------------------------------------------------------------------------------------
     Total................         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                            ==============  ===================  ===========  ================  =============  ============

-----------------------------------------
                              Weighted
                               Average
                               Current
                            Loan-to-Value
Range of Gross Margins (%)      Ratio
--------------------------  -------------
1.501 - 2.000.............      65.65%
2.001 - 2.500.............      66.87
2.501 - 3.000.............      70.43
3.001 - 3.500.............      72.51
3.501 - 4.000.............      73.93
4.001 - 4.500.............      79.13
4.501 - 5.000.............      80.00
                            -------------
     Total................      72.84%
                            =============

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 3.364%.

                                                          Maximum Mortgage Rates for the Mortgage Loans(1)
--------------------------------------------------------------------------------------------------------------------------
                                                                Percent of
                                                                 Aggregate
                                                                 Principal   Average Current     Weighted       Weighted
                             Number of     Aggregate Principal    Balance       Principal         Average     Average FICO
Maximum Mortgage Rate (%)  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
-------------------------- --------------  -------------------  -----------  ----------------  -------------  ------------
7.250.....................          1       $       151,000.00      0.05%         $151,000.00       2.700%          646
9.500.....................          1               174,582.96      0.06           174,582.96       7.982           649
9.900.....................          1               192,340.55      0.06           192,340.55       6.732           779
9.950.....................        786           265,867,853.94     86.39           338,254.27       2.977           702
9.990.....................         36            14,615,014.80      4.75           405,972.63       8.538           658
9.999.....................         55            19,921,408.69      6.47           362,207.43       8.078           652
10.200....................          1               185,500.00      0.06           185,500.00       2.750           620
10.250....................          1               181,500.00      0.06           181,500.00       2.500           652
10.400....................          1               431,500.00      0.14           431,500.00       1.700           667
10.450....................          2               449,371.65      0.15           224,685.83       7.537           720
10.500....................          1               640,000.00      0.21           640,000.00       1.800           649
11.450....................          2               893,360.18      0.29           446,680.09       2.527           748
11.650....................          1               524,000.00      0.17           524,000.00       1.700           673
11.700....................          1               705,000.00      0.23           705,000.00       1.750           740
11.950....................          6             2,622,446.39      0.85           437,074.40       8.125           646
12.000....................          1               206,500.00      0.07           206,500.00       2.050           650
                           -----------------------------------------------------------------------------------------------
     Total................        897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                           ===============  ==================  ===========  ================  =============  ============

----------------------------------------
                             Weighted
                              Average
                              Current
                           Loan-to-Value
Maximum Mortgage Rate (%)      Ratio
-------------------------- -------------
7.250.....................     36.12%
9.500.....................     68.63
9.900.....................     80.00
9.950.....................     72.01
9.990.....................     79.20
9.999.....................     79.29
10.200....................     88.33
10.250....................     68.49
10.400....................     69.94
10.450....................     77.29
10.500....................     80.00
11.450....................     80.00
11.650....................     80.00
11.700....................     75.00
11.950....................     67.85
12.000....................     70.00
                           -------------
     Total................     72.84%
                           =============

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.986%.

                                       Negative Amortization Limit for the Mortgage Loans
--------------------------------------------------------------------------------------------------------------------------------
                                                                      Percent of
                                                                       Aggregate
                                                                       Principal   Average Current     Weighted       Weighted
                                    Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Negative Amortization Limit (%)  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
-------------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
110............................         821          $276,064,450.93     89.70%         $336,253.90       3.127%          697
115............................          76            31,696,928.23     10.30           417,064.85       7.869           693
                                 -----------------------------------------------------------------------------------------------
     Total.....................         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                                 ==============  ===================  ===========  ================  =============  ============

----------------------------------------------
                                   Weighted
                                    Average
                                    Current
                                 Loan-to-Value
Negative Amortization Limit (%)      Ratio
-------------------------------  -------------
110............................      72.74%
115............................      73.77
                                 -------------
     Total.....................      72.84%
                                 =============


                                    Next Rate Adjustment Date for the Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------
                                                                 Percent of
                                                                  Aggregate
                                                                  Principal   Average Current     Weighted       Weighted
                               Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Next Rate Adjustment Date   Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
--------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
July 2006.................         108           $44,084,634.11     14.32%         $408,191.06       7.960%          683
August 2006...............         713           242,237,433.63     78.71           339,743.95       2.917           699
September 2006............          76            21,439,311.42      6.97           282,096.20       2.576           699
                            -----------------------------------------------------------------------------------------------
     Total................         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                            ==============  ===================  ===========  ================  =============  ============

-------------------------------------------
                              Weighted
                               Average
                               Current
                            Loan-to-Value
Next Rate Adjustment Date       Ratio
--------------------------  -------------
July 2006.................      74.03%
August 2006...............      72.60
September 2006............      73.09
                            -------------
     Total................      72.84%
                            =============

                                                       Next Payment Adjustment Date for the Mortgage Loans(1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal   Average Current     Weighted       Weighted
                                 Number of    Aggregate Principal    Balance       Principal         Average     Average FICO
Next Payment Adjustment Date  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score
----------------------------  --------------  -------------------  -----------  ----------------  -------------  ------------
October 2006................           1       $       453,259.66      0.15%         $453,259.66       7.682%          631
November 2006...............           2             1,015,533.22      0.33           507,766.61       7.737           664
December 2006...............           2               835,283.25      0.27           417,641.63       8.104           631
January 2007................          17             7,399,370.97      2.40           435,257.12       8.231           656
February 2007...............          25            10,652,911.89      3.46           426,116.48       8.266           665
March 2007..................          25            10,284,695.90      3.34           411,387.84       8.544           662
April 2007..................          17             6,378,215.11      2.07           375,189.12       8.512           653
May 2007....................          14             4,493,168.76      1.46           320,940.63       8.010           672
June 2007...................          17             7,121,943.43      2.31           418,937.85       7.506           712
July 2007...................          74            27,140,216.52      8.82           366,759.68       7.454           716
August 2007.................         387           137,318,607.22     44.62           354,828.44       1.785           699
September 2007..............          47            12,824,967.00      4.17           272,871.64       1.865           693
May 2011....................           2               676,071.42      0.22           338,035.71       7.588           662
June 2011...................           3               712,465.12      0.23           237,488.37       7.523           722
July 2011...................           8             3,170,131.17      1.03           396,266.40       7.452           697
August 2011.................         232            70,048,738.52     22.76           301,934.22       2.691           703
September 2011..............          24             7,235,800.00      2.35           301,491.67       2.774           709
                              -----------------------------------------------------------------------------------------------
        Total...............         897          $307,761,379.16    100.00%         $343,100.76       3.616%          696
                              ==============  ===================  ===========  ================  =============  ============

---------------------------------------------
                                Weighted
                                 Average
                                 Current
                              Loan-to-Value
Next Payment Adjustment Date      Ratio
----------------------------  -------------
October 2006................      90.00%
November 2006...............      56.54
December 2006...............      80.00
January 2007................      78.61
February 2007...............      76.57
March 2007..................      78.71
April 2007..................      79.40
May 2007....................      72.44
June 2007...................      75.96
July 2007...................      71.72
August 2007.................      72.70
September 2007..............      73.57
May 2011....................      73.52
June 2011...................      77.03
July 2011...................      74.44
August 2011.................      70.62
September 2011..............      70.93
                              -------------
        Total...............      72.84%
                              =============

------------

(1) As of the Cut-off Date, the weighted average next payment adjustment date of the Mortgage Loans would be in approximately 25 months.

                                   Initial Fixed Payment Term for the Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
                                                                          Percent of
                                                                           Aggregate
                                                                           Principal   Average Current     Weighted
                                        Number of    Aggregate Principal    Balance       Principal         Average
Initial Fixed Payment Term (months)  Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate
-----------------------------------  --------------  -------------------  -----------  ----------------  -------------
12.................................         628          $225,918,172.93     73.41%         $359,742.31       3.851%
60.................................         269            81,843,206.23     26.59           304,249.84       2.966
                                     ---------------------------------------------------------------------------------
     Total.........................         897          $307,761,379.16    100.00%         $343,100.76       3.616%
                                     ==============  ===================  ===========  ================  =============

------------------------------------------------------------------
                                                     Weighted
                                                      Average
                                       Weighted       Current
                                     Average FICO  Loan-to-Value
Initial Fixed Payment Term (months)  Credit Score      Ratio
-----------------------------------  ------------  -------------
12.................................        694         73.56%
60.................................        703         70.87
                                     ---------------------------
     Total.........................        696         72.84%
                                     ============  =============


                                            Origination Channel for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                                           Percent of                                                     Weighted
                                                            Aggregate                                                     Average
                                                            Principal   Average Current     Weighted       Weighted       Current
                         Number of    Aggregate Principal    Balance       Principal         Average     Average FICO  Loan-to-Value
Origination Channel   Mortgage Loans  Balance Outstanding  Outstanding      Balance       Mortgage Rate  Credit Score      Ratio
--------------------- --------------  -------------------  -----------  ----------------  -------------  ------------  -------------
Conduit..............        160         $  61,436,127.72     19.96%         $383,975.80       7.942%          677         75.56%
Correspondent........        296            95,422,802.12     31.01           322,374.33       2.856           703         71.73
Consumer Direct......         19             7,186,308.30      2.34           378,226.75       2.724           718         75.32
Mortgage Professional        422           143,716,141.02     46.70           340,559.58       2.315           699         72.30
                      --------------------------------------------------------------------------------------------------------------
     Total...........        897          $307,761,379.16    100.00%         $343,100.76       3.616%          696         72.84%
                      ==============  ===================  ===========  ================  =============  ============  =============

                        Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-AR12 will consist of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class P, Class C and Class R Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P, Class C and Class R Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing supplement.

         When describing the offered certificates in this free writing prospectus, we use the following terms:

        Designation                             Classes of Certificates
---------------------------    ----------------------------------------------------------
    Senior Certificates             Class A-1, Class A-2 and Class A-3 Certificates
Subordinated  Certificates     Class M-1, Class M-2, Class M-3 and Class M-4 Certificates
    LIBOR Certificates            Senior Certificates and the Subordinated Certificates
   Offered Certificates                            LIBOR Certificates


The certificates are generally referred to as the following types:

               Class                                      Type
--------------------------       -------------------------------------------------------
Class A-1 Certificates:              Senior/ Floating Pass-Through Rate/Super Senior
Class A-2 Certificates:          Senior/ Floating Pass-Through Rate/Super Senior/Support
Class A-3 Certificates:                 Senior/ Floating Pass-Through Rate/Support
Subordinated Certificates:               Subordinate/ Floating Pass-Through Rate
Class P Certificates:                               Prepayment Charges
Class C Certificates:                                    Residual
Class R Certificates:                                 REMIC Residual

         The Class C, Class P and Class R Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances are set forth in the first table under "Summary--Description of the Certificates" in this free writing prospectus.

Calculation of Class Certificate Balance

         The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

      o all amounts previously distributed to holders of certificates of that class as distributions of principal,

      o the amount of Applied Realized Loss Amounts allocated to that class, and and, increased by

      o the amount of Net Deferred Interest allocated to that class of certificates;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of offered certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

         Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of offered certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

         If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).

Book-Entry Certificates

         The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant

European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

         The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         The Distribution Account and Carryover Reserve Fund. Funds in the Distribution Account and Carryover Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

         Type / Recipient (1)                                   Amount                                    General Purpose
-----------------------------------      --------------------------------------------------------    -------------------------
Fees

Servicing Fee / Servicer                 0.375% per annum of the Stated Principal Balance of each    Compensation
                                         Mortgage Loan (3)

Additional Servicing Compensation /      o           All late payment fees, assumption fees and      Compensation
Servicer                                    other similar charges (excluding prepayment charges)
                                         o           All investment income earned on amounts on      Compensation
                                            deposit in the Certificate Account.
                                         o           Excess Proceeds (5)                             Compensation

Trustee Fee / Trustee                    0.0085% per annum of the Stated Principal Balance of each   Compensation
                                         Mortgage Loan
Expenses

Insurance expenses / Servicer            Expenses incurred by the Servicer                           Reimbursement of Expenses

Advances / Servicer                      To the extent of funds available, the amount of any         Reimbursement of Expenses
                                         advances.



         Type / Recipient (1)                                 Source (2)                                         Frequency
-----------------------------------   -------------------------------------------------------------            ------------
Fees

Servicing Fee / Servicer              Interest collected with respect to each Mortgage Loan and any                 Monthly
                                      Liquidation Proceeds or Subsequent Recoveries that are
                                      allocable to accrued and unpaid interest (4)

Additional Servicing Compensation /   Payments made by obligors with respect to the Mortgage Loans             Time to time
Servicer
                                      Investment income related to the Certificate Account                          Monthly

                                      Liquidation Proceeds and Subsequent Recoveries                           Time to time

Trustee Fee / Trustee                 Interest Remittance Amount                                                    Monthly

Expenses

Insurance expenses / Servicer         To the extent the expenses are covered by an insurance policy            Time to time
                                      with respect to the Mortgage Loan

Advances / Servicer                   With respect to each Mortgage Loan, late recoveries of the               Time to time
                                      payments of the costs and expenses, Liquidation Proceeds,
                                      Subsequent Recoveries, purchase proceeds or repurchase
                                      proceeds for that Mortgage Loan (6)

         Type / Recipient (1)                                   Amount                                       General Purpose
--------------------------------------   --------------------------------------------------------       -------------------------
Indemnification expenses / the Seller,   Amounts for which the seller, the Servicer, the NIM             Indemnification
the Servicer, the Depositor and the      Insurer and the depositor are entitled to
NIM Insurer                              indemnification(7)


         Type / Recipient (1)                                   Source (2)                                 Frequency
--------------------------------------  -------------------------------------------------------------   ---------------
Indemnification expenses / the Seller,  Amounts on deposit on the Certificate Account on any             Time to time
the Servicer, the Depositor and the     Distribution Account Deposit Date, following the transfer to
NIM Insurer                             the Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

         On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

         The "Interest Remittance Amount" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) all interest on the Mortgage Loans due on the
                  related Due Date and received on or prior to the related Determination Date, less the expense fees,

                           (2) all interest on prepayments on the Mortgage
                  Loans, other than Prepayment Interest Excess,

                           (3) all advances relating to interest in respect of
                  the Mortgage Loans,

                           (4) amounts paid by the Servicer in respect of
                  Compensating Interest, and

                           (5) liquidation proceeds on the Mortgage Loans
                  received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date,

                  plus

                  (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) the Deferred Interest for that Distribution Date.

         The "Principal Remittance Amount" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) the principal collected or advanced on the
                  Mortgage Loans with respect to the related Due Date,

                           (2) the Net Prepayments for that Distribution Date;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a rate modification);

                           (4) any Substitution Adjustment Amounts in respect
                  of Mortgage Loans, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period minus

                  (b) all non-recoverable advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

         "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

         General. On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and any Interest Carry Forward Amount.

         The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

         Distributions of Interest Remittance Amount. On each Distribution Date, the Interest Remittance Amount for that Distribution Date are required to be distributed in the following priority, until such Interest Remittance Amount have been fully distributed:

         first, concurrently, to the classes of senior certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date; provided, however, that if funds available are insufficient to pay such amount, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Interest Carry Forward Amounts due such classes on that Distribution Date; and

         second, sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

         third, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Remittance Amount remaining undistributed for that Distribution Date.

         Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

         LIBOR Certificates.

         The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

         (1) One-month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period, and

         (2) the Net Rate Cap for that class for that Distribution Date.

         The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates                           Pass-Through Margin
---------------------------                           -------------------
                                                      (1)               (2)
                                                  -----------      ------------
Class A-1                                            0.190%           0.380%
Class A-2                                            0.230%           0.460%
Class A-3                                            0.270%           0.540%
Class M-1                                            0.370%           0.555%
Class M-2                                            0.550%           0.825%
Class M-3                                            1.450%           2.175%
Class M-4                                            1.750%           2.625%
----------

(1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

         Definitions Related to Interest Calculations. The "Interest Accrual Period" for each class of offered certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the offered certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

         "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for that Distribution Date.

         "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of

         (i) the excess of:

                  (a) Current Interest for that class with respect to prior Distribution Dates, over

                  (b) the amount actually distributed to that class with
                      respect to interest on prior Distribution Dates; and

         (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

         "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the expense fee rate.

         The "Net Rate Cap" for each Distribution Date is the product of (A) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period.

         The "Net Rate Carryover" for a class of offered certificates on any Distribution Date is the excess of:


                  (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over


                  (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,


         plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).


         Allocation of Net Deferred Interest

         With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. This excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually (and in some cases only after expiration of a five-year fixed-payment period), or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

         With respect to each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount for those Mortgage Loans for that Distribution Date. For each Distribution Date, the "Principal Prepayment Amount" is equal to the sum of all voluntary principal prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date, the "Net Prepayments" are equal to the excess, if any, of the (i) Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

         To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the offered certificates, pro rata, according to the Class Certificate Balance of each such class in reduction of the amount of interest otherwise distributable to that class; provided, however, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for such class for that Distribution Date. To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates. Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates.

         Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates.

Principal

         Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for that Distribution Date is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

         (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, until the aggregate Class Certificate Balance of the certificates equals the Target Amount for that Distribution Date in the following priority:


                  (i) concurrently, to the classes of senior certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  (ii) sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (iii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

                  (i) (a) for so long as any class of subordinated certificates is outstanding, concurrently, to the classes of senior certificates, pro rata, in an amount equal to the lesser of (x) the Principal Distribution Amount for that Distribution Date and (y) the Senior Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of senior certificates, pro rata, the Principal Distribution Amount for that Distribution Date;

                  (ii) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates on that Distribution Date pursuant to clause (2)(i) above and (y) the Class M-1 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance has been reduced to zero;

                  (iii) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates and the Class M-1 Certificates on that Distribution Date pursuant to clauses
                  (2)(i) and (2)(ii) above and (y) the Class M-2 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance has been reduced to zero;

                  (iv) to the Class M-3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates and the Class M-1 and Class M-2 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(iii) above and (y) the Class M-3 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance has been reduced to zero;

                  (v) to the Class M-4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates on that Distribution Date pursuant to clauses (2)(i) through (2)(iv) above and
                  (y) the Class M-4 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance has been reduced to zero; and

                  (vi) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.



         Definitions Related to Principal Distributions.

         "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

         "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "Principal Distribution Amount" with respect to each Distribution Date is the (a) Principal Remittance Amount for that Distribution Date, minus
(b) the Overcollateralization Release Amount for that Distribution Date.

         "Senior Principal Distribution Amount" for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to that Distribution Date, 100% of the Principal Distribution Amount for that Distribution Date and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class Certificate Balance of the classes of senior certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Senior Target Amount.

         "Senior Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately 76.25%; and (ii) thereafter, approximately 81.00% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

          "Class M-1 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

         "Class M-1 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately 86.50%; and (ii) thereafter, approximately 89.20% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and
(b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

          "Class M-2 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and Class M-1 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-2 Target Amount for that Distribution Date.

         "Class M-2 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately 93.25%; and (ii) thereafter, approximately 94.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and
(b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "Class M-3 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates, Class M-1 Certificates and Class M-2 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and
(ii) the Class Certificate Balance of the Class M-3 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-3 Target Amount for that Distribution Date.

         "Class M-3 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately 96.00%; and (ii) thereafter, approximately 96.80% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and
(b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         "Class M-4 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case after giving effect to distributions on that Distribution Date and after allocation of any Net Deferred Interest for that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates after allocation of any Net Deferred Interest for that Distribution Date but prior to any distributions on that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

         "Class M-4 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in July 2012, approximately 97.25%; and (ii) thereafter, approximately 97.80% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and
(b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

         The "Target Amount" means for any Distribution Date, an amount equal to the Pool Principal Balance for that Distribution Date minus the Overcollateralization Target Amount for that Distribution Date.

         "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

         "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

         "Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately 1.10% of the Cut-off Date Pool Principal Balance and (b) on or after the Stepdown Date, the greater of (1) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2012, 2.75% and thereafter, 2.20% and (ii) of the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (2) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

         "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions on that Distribution Date).

         "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the offered certificates) exceeds the Overcollateralization Target Amount for that date.

         "Stepdown Date" is the earlier to occur of (A) the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates has been reduced to zero and (B) the later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in July 2012, 23.75% and (b) on any Distribution Date on or after that Distribution Date, 19.00%.

         A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

         A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to August 2012, 29.17%, and, for Distribution Dates on or after August 2012, 36.84% of the Senior Enhancement Percentage for such Distribution Date.

         The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is sum of the aggregate Class Certificate Balance of the subordinated certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and


                  (2) the denominator of which is the Pool Principal Balance for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.


         A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date                 Percentage

August 2009 - July 2010.......    0.45% with respect to August 2009, plus an additional 1/12th of
                                      0.35% for each month thereafter through July 2010

August 2010 - July 2011.......    0.80% with respect to August 2010, plus an additional 1/12th of
                                      0.35% for each month thereafter through July 2011

August 2011 - July 2012.......    1.15% with respect to August 2011, plus an additional 1/12th of
                                      0.40% for each month thereafter through July 2012

August 2012 - July 2013.......    1.55% with respect to August 2012, plus an additional 1/12th of
                                      0.15% for each month thereafter through July 2013

August 2013 and thereafter....    1.70%

         "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the senior certificates, together with interest thereon at the applicable Pass-Through Rate.

         A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

         The "Delinquency Rate" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

         "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the Interest Remittance Amount remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

         With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

                  (1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Class Certificate Balance of the certificates equals the Target Amount for that Distribution Date, in the following priority:

                           (i) after giving effect to principal distributions on that Distribution Date (as described under "--Principal" above), concurrently, to the classes of senior certificates, pro rata, in reduction of their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

                           (ii) sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, until their respective Class Certificate Balance have been reduced to zero;

                  (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

                           (i) after giving effect to principal distributions on that Distribution Date (as described under "--Principal" above), concurrently, to the classes of senior certificates, pro rata, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

                           (ii) to the Class M-1 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and the Class M-1 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-1 Target Amount for that Distribution Date;

                           (iii) to the Class M-2 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and the Class M-1 and Class M-2 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-2 Target Amount for that Distribution Date;

                           (iv) to the Class M-3 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-3 Target Amount for that Distribution Date; and

                           (v) to the Class M-4 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-4 Target Amount for that Distribution Date;

                  (3) in proportion to their respective Unpaid Realized Loss Amounts, to the classes of senior certificates the Unpaid Realized Loss Amount for each such class;

                  (4) sequentially, to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, any Unpaid Realized Loss Amounts on for that class and that Distribution Date;

                  (5) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                           (a) to the classes of senior certificates, the
             amount of any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date, to be paid from amounts on deposit in the Carryover Reserve Fund, pro rata, in proportion to the amount of such shortfalls;

                           (b) sequentially, to the Class M-1, Class M-2,
             Class M-3 and Class M-4 Certificates, in that order, any applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date; and

                           (c) to the Class C Certificates, as provided in the
             pooling and servicing agreement, any amounts remaining in the Carryover Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (5)(a) through (5)(b) above for that Distribution Date; and

                  (6)       to the Class R Certificate, any remaining amount.

Determination of LIBOR

         The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates").

         LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.33%.

Carryover Reserve Fund

         The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor will cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates with respect to the first Distribution Date. On the applicable Distribution Date, such amount will be distributed first, concurrently, to the classes of the senior certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and then, sequentially, to Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order. Any such amount that remains from the initial deposit caused by the depositor after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to Merrill Lynch, Pierce, Fenner & Smith Incorporated and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

Applied Realized Loss Amounts

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, if the aggregate Class Certificate Balance of the senior certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of that excess will be allocated to reduce the Class Certificate Balances, sequentially, of the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

         Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.